Exhibit 10.1

VIST FINANCIAL CORP.

2010 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

1.  Purpose.  The purpose of the VIST Financial Corp. 2010 Non-Employee Director Compensation Plan (the “Plan”) is to advance the interests of VIST Financial Corp. (the “Company”) and its shareholders by closely aligning the interests of the Company and its shareholders with (i) members of the Board of Directors of the Company (the “Board”) who are not employees of the Company or any Subsidiary (as defined in Section 3); (ii) members of the Board of Directors of any Subsidiary designated by resolution of the Board of Directors of the Company to participate in this Plan who are not employees of the Company or any Subsidiary; and (iii) members of any other body performing the function of a board of directors designated by resolution of the Board of Directors of the Company to participate in this Plan who are not employees of the Company or any Subsidiary (collectively, the “Non-Employee Directors”).  Therefore, this Plan permits the payment of a potentially material portion of an annually established dollar amount of compensation payable to Non-Employee Directors for service on the Board of Directors and committees of the Board of Directors in shares of the Company’s common stock, $5.00 par value per share (“Common Stock”).  Common Stock issuable under this Plan may be either authorized but unissued shares, treasury shares, or shares purchased in the open market.  In addition to the foregoing, and in furtherance of the articulated purpose of the Plan, Non-Employee Directors are eligible to receive Awards of Nonqualified Stock Options and/or Restricted Stock as a long-term incentive component of Non-Employee Director compensation.  Any such Awards will be made under the Leesport Financial Corp. 2007 Equity Incentive Plan (the “Equity Incentive Plan”) or any such other equity plan that the Company may adopt from time to time that permits awards of nonqualified stock options or restricted stock to Non-Employee Directors of the Company.  Capitalized terms not defined in this Plan shall have the meanings ascribed to them in the Equity Incentive Plan.

2.  Administration.  The Plan shall be administered by the Human Resource/Compensation Committee of the Board of Directors of the Company (the “Committee”).  The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.  Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.  The Committee may delegate to other officers or employees of the Company its duties for the day-to-day administration of the Plan.  No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.  Definition of Subsidiaries.  As used herein, the term “Subsidiary” means any corporation, joint venture or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a joint venture or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.

4.  Participation; Amount of Annual Non-Employee Director Compensation.

(a)  Each Non-Employee Director shall participate in the Plan.  The Committee shall annually establish a dollar amount of annual compensation (the “Annual Compensation”) based on the Compensation Factors, payable for services to be performed by the Non-Employee Directors.  Such fees may be payable in shares of Common Stock and cash as designated by the Non-Employee Director in writing prior to the start of the calendar year to which such fees relate (or in the event a Non-Employee Director commences participation during the calendar year, such designation shall be made within thirty (30) days following the date he or she commenced participation).  Such designation shall remain in place through the end of the calendar year for which such fees relate; provided, however, that, subject to approval by the Committee, a Non-Employee Director may amend such designation once during any of the first three quarters of such calendar year (with such amended designation effective as of the first day of the next following calendar quarter and remaining in effect for the remainder of the calendar year) by filing an amended designation with the Committee.  In the event that a Non-Employee Director fails to make a designation for any year, the last previous designation made by the Non-Employee Director shall be deemed to be the designation for such year.  Notwithstanding the foregoing, in the event a Non-Employee Director fails to meet the Common Stock ownership requirements of the Company during the term of this Plan, the Committee may, in its discretion, increase the percentage of Annual Compensation payable in shares of Common Stock until such requirements have been met.

(b)  “VIST Market Price” shall mean, as of any date, the average of the closing sale prices (or, if unavailable for any day, the mean between the high bid and low asked prices for such day) of a share of Common Stock as reported by Nasdaq or, if not so reported, by an independent source in the over-the-counter market for the fifteen (15) consecutive trading days ended on the last trading day of the calendar quarter with respect to which the determination is being made.

(c)  “Stock Component Percentage” shall mean the percentage of Annual Compensation payable in shares of Common Stock as established by the Committee prior to the period to which such Annual Compensation relates.

(d)  “Compensation Factors” shall mean the dollar value ascribed by the Committee for the following services:

(i)                       annual retainer for each Non-Employee Director;

(ii)                    chairman retainer for the non-employee chairman of the Board;

(iii)                 committee chair retainer for each non-employee chair of a committee of the Board;

(iv)                Board meeting fee for each meeting of the Board attended by Non-Employee Directors; and

(v)                   committee meeting fee for each committee meeting attended by non-employee committee members.

5.  Equity Grants.  Each Non-Employee Director shall be eligible to receive, from time to time, an Award or Awards of Nonqualified Stock Options and/or Restricted Stock subject to the terms and conditions of the Equity Incentive Plan.

(a)  Stock Options.

(i)  Subject to the provisions of the Equity Incentive Plan, in addition to Annual Compensation, the Committee shall have the authority to Award Nonqualified Stock Options to Non-Employee Directors under the Equity Incentive Plan and to determine (i) the date of such Award, (ii) the number of shares of Common Stock to be covered by each Nonqualified Stock Option, (iii) subject to Section 5(a)(ii), the exercise price of the Nonqualified Stock Option and (iv) the conditions and limitations applicable to the vesting and exercise of the Nonqualified Stock Option.

(ii)  The exercise price of a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value (as determined under Section 6.3 of the Equity Incentive Plan) of a share of Common Stock on the date of Award.

(iii)  Each Nonqualified Stock Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify at the time of the Award of such Nonqualified Stock Option or thereafter, as evidenced by an Agreement.  No shares of Common Stock shall be delivered pursuant to any exercise of a Nonqualified Stock Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor.

(b)  Restricted Stock.

(i)  Subject to the terms of the Equity Incentive Plan, in addition to Annual Compensation, the Committee shall have the authority to Award shares of Restricted Stock to Non-Employee Directors under the Equity Incentive Plan in such number of shares and at such times as the Committee shall determine and as evidenced by an Agreement.

(ii)  Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Non-Employee Director to evidence such Award.

A Restricted Stock Award shall be subject to a vesting schedule and one or more Performance Goals.

6.  Payment of Non-Employee Director Compensation.

(a)  There shall be issued to each Non-Employee Director within thirty (30) days following the end of each calendar quarter, the number of shares of Common Stock, if any, determined by dividing (i) the product of (A) the Non-Employee Director’s Quarterly Compensation for the applicable calendar quarter and (B) the Stock Component Percentage, or such larger percentage expressed as a decimal designated by such Non-Employee Director, by (ii) the VIST Market Price (as defined in Section 4(b)) as of the last day of such calendar quarter.  To the extent that the application of the foregoing equation would result in fractional shares being issued, cash will be paid to the Non-Employee Director in lieu of such fractional shares at such time.  There shall be a cash payment made to each Non-Employee Director within thirty (30) days following the end of each calendar quarter in an amount equal to the portion of the Non-Employee Director’s Quarterly Compensation, if any, that is not paid in shares of Common Stock for such calendar quarter.

(b)  “Quarterly Compensation” shall mean:

(i)  twenty-five percent (25%) of the (A) annual retainer for each Non-Employee Director, (B) chairman retainer for the non-employee chairman of the Board, and (C) the committee chair retainer for each non-employee chair of a committee of the Board, as applicable; and

(ii)  the Board meeting fee for each meeting of the Board attended by Non-Employee Directors during a particular calendar quarter and the committee meeting fee for each committee meeting attended by non-employee committee members during a particular calendar quarter.

7.  Number of Shares of Common Stock Issuable Under the Plan.  The maximum number of shares of Common Stock that may be issued under the Plan shall be 250,000, provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the shares issuable under Section 4 and this Section 6 of Plan shall be increased, decreased or changed in like manner.  To the extent that the application of this Section would result in fractional shares of Common Stock being issuable, cash will be paid to the Non-Employee Director in lieu of such fractional shares based upon the VIST Market Price.  If any Nonqualified Stock Option or Restricted Stock is forfeited without an issuance of shares of Common Stock, the shares of Common Stock otherwise subject to such Nonqualified Stock Option or Restricted Stock shall again be available for grants and Awards hereunder.

If the shares of Common Stock of the Company as a whole are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares of Common Stock that may be issued under the Plan.  Any increases, decreases, or changes to the shares of Common Stock subject to outstanding Awards, and the terms thereof, as a result of the occurrence of any of the foregoing events shall be made in accordance with the Equity Incentive Plan.

8.  Miscellaneous Provisions.

(a)  Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be elected as a director of the Company or any Subsidiary.

(b)  A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c)  No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable securities laws and regulations and other applicable laws, regulations and requirements.

(d)  It shall be a condition to the obligation of the Company to issue shares of Common Stock hereunder, that the participant pay to the Company, to the extent required by law and upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes.  A Non-Employee Director may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock, otherwise issuable under the Plan, having a fair market value equal to the amount required to be withheld.  If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, shares of Common Stock.

(e)  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.

(f)  By accepting any Common Stock hereunder or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

(g)  The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

(h)  The provisions of this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(i)  Headings are given to the sections of this Plan solely as a convenience to facilitate reference.  Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof.  The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

9.  Amendment.  The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation.  No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock theretofore issued without such participant’s written consent.

10.  Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)  upon the adoption of a resolution of the Board terminating the Plan; or

(b)  ten years from the effective date of the Plan pursuant to Section 11 below.

No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.

11.  Shareholder Approval and Adoption.  The Plan shall be effective as of January 1, 2010, contingent upon shareholder approval and adoption at the 2009 annual meeting of shareholders of the Company.  The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the Commonwealth of Pennsylvania.